UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2022

Sarcos Technology and Robotics Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39897	85-2838301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South 500 West, Suite 150
Salt Lake City, Utah		84101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 927-7296

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRC	The NASDAQ Stock Market LLC
Redeemable warrants, exercisable for shares of Common Stock at an exercise price of $11.50 per share	STRCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2022, the Compensation Committee of the Board of Directors of Sarcos Technology and Robotics Corporation (the “Company”) approved a cash bonus to the Company’s Executive Chairman, Benjamin G. Wolff, in the amount of $224,716.46 (the “Bonus”). The Bonus is intended to cover an aggregate of $136,290.53 in net tax withholding deposits due but not previously paid as a result of clerical errors by the Company in the calculation of applicable U.S. federal tax withholding obligations in connection with the vesting of Mr. Wolff’s restricted stock in June and September of 2022, as well as an additional gross-up of $88,425.93. The clerical errors resulted in fewer shares being withheld to cover the applicable withholding taxes upon vesting than should have been the case. The shares that would otherwise have been withheld in June and September 2022 were subsequently withheld in connection with the vesting of Mr. Wolff’s restricted stock in December 2022. The Bonus covers the difference between the value of those shares at the time of withholding and the time that they should have been withheld (grossed-up) and was paid in a lump sum on December 30, 2022. The entire amount was remitted to the applicable taxing authorities in accordance with the Company’s normal payroll processes.

Item 8.01. Other Events

On December 27, 2022, Mr. Wolff notified the Company that he has elected to waive any and all rights to receive future equity compensation under the terms of the Amended and Restated Employment Agreement (the “Employment Agreement”), dated as of December 13, 2021, between Mr. Wolff, the Company and Sarcos Corp., a wholly-owned subsidiary of the Company. The Employment Agreement provides that Mr. Wolff will be eligible to receive annual equity awards of Company restricted stock units with a target value of approximately $500,000 pursuant to any plans or arrangements the Company may have in effect from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarcos Technology and Robotics Corporation

Dated:	December 30, 2022	By:	/s/ Kiva Allgood
		Name: Title:	Kiva Allgood Chief Executive Officer